Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-207523 on Form F-4 of our report dated March 9, 2015 (October 15, 2015 as to the change in reportable segments discussed in Note 23 to the consolidated financial statements) relating to the consolidated financial statements of Westport Innovations Inc. and subsidiaries (“Westport”), and our report dated March 9, 2015 (July 23, 2015 as to the effects of the material weakness described in the Management’s Annual report on the Internal Control over Financial Reporting (revised)) relating to the effectiveness of Westport’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of Westport’s internal control over financial reporting because of a material weakness), appearing in the Annual Report Amendment No. 2 on Form 40 F/A of Westport for the year ended December 31, 2014.

We also consent to the reference to us under the heading “Experts” in such proxy statement/prospectus which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

February 10, 2016